Loan Agreement

Party A: Long-E Technology (Shenzhen) Co., Ltd (refer to “the loaner” hereunder)
Business address: 6F/C Bldg., Huahan Chuangxin Block, Keyuan Rd., Hi-Tech Industry Zone, Nanshan District, Shenzhen
Legal representative: Mr. Bu Shengfu

Party B: Shenzhen Xugang Electronics Co., Ltd (refer to “the borrower” hereunder)
Business address: No.8 Bldg., Jinpeng Industrial Zone, Buji Town, Shenzhen
Legal representative: Mr. Ma Chengxian

Whereas, Party A decides to support Party B on the aspects of its production and operation, as well as solving Party B’s problem caused by the lacking of liquid capital in the process of enlarging activity of its production scale. Therefore, both parties have reached into an agreement on loan after sufficient and friendly negotiation as follow:

1. Purpose of loan: This loan borrowed by Party B shall just used for the turnover of Party B’s production and operation. It cannot used for other purposes.
2. Amount: RMB 5,000,000 (said RMB five million in total)
3. Period of loan: From December 17th , 2007 to June 16th, 2008
4. Rate of loan: 12% per year
5. Repayment guarantee: Party B shall pay back all the amount of loan and related interest in full amount before the date as of June 17th, 2008 at that time, that is, Party B shall pay back the loan (RMB 5,000,000) and related interest (RMB 300,000) at expiry date.
6. Other guarantee: Party can wire the loan to Party B’s authorized account by one time or by amortizing. Party B shall prepare relevant receipt for Party A after received the loan.

Party A: Long-E Technology (Shenzhen) Co., Ltd
Bank: Longhua Branch, Bank of China
Account no.: 814002861708092001
Signature and chop of company:

Legal representative: Mr. Bu Shengfu

Date: December 12nd, 2007

Party B: Shenzhen Xugang Electronics Co., Ltd
Bank: Bantian Branch, Bank of China
Account no.: 826255387208091001
Signature and chop of company:

Legal representative: Mr. Ma Chengxian

Date: December 12nd, 2007